EXHIBIT 10.4

                       SEVERANCE PROTECTION AGREEMENT
                           FOR EXECUTIVE OFFICERS

          THIS AGREEMENT made as of 21st the day of August, 2006 (the "Effective Date"), by and between Delta and Pine Land Company (the "Company") and
Charles R. Dismuke, Jr. (the "Executive").

          WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

          WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of the possibility of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

          WHEREAS, in order to induce the Executive to remain in the employ of the Company in light of a possible Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits.

          NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

          1. Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue in effect until December 31, 2008; provided, however, that on December 31, 2008 and on each anniversary thereof, the term of this Agreement shall be automatically extended for one year unless either the Company or the Executive shall have given six months written notice to the other prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 24 months after the occurrence of a Change in Control.

          2. Definitions.

             2.1. Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including (a) base salary, (b) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (c) vacation and sick leave pay (to the extent provided by Company policy or applicable law), and (d) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

             2.2. Base Amount. For purposes of this Agreement, "Base Amount" shall mean the greater of (a) the Executive's annual base salary at the rate in effect immediately prior to the Change in Control and (b) the Executive's annual base salary at the rate in effect on the Termination Date, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

             2.3. Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean the Executive's highest annual bonus earned (whether paid or unpaid) during any one of the last five fiscal years that ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

             2.4. Cause. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony involving moral turpitude or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). Neither an act nor a failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

             2.5. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following:

               (a) An acquisition (other than directly from the Company) by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding common shares ("Shares") or the combined voting power of the Company's then outstanding voting securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section, Shares or voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
     (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or
     (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

               (b) The individuals who on August 1, 2006 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c) The consummation of:

                  (1) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                    (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the voting securities of the Surviving Corporation, and

                    (C) no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding voting securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                  (2) A complete liquidation or dissolution of the Company;
        or

                  (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's stockholders of the stock of a Subsidiary or any other assets).

   Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or voting securities as a result of the acquisition of Shares or voting securities by the Company which, by reducing the number of Shares or voting securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or voting securities which increases the percentage of the then outstanding Shares or voting securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

             2.6. Company. For purposes of this Agreement, the "Company" shall include the Company's "Successors and Assigns" (as hereinafter defined).

             2.7. Confidential Information. For purposes of this Agreement means (a) all technical and business information of the Company, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and that is either developed by the Executive (alone or with others) or to which the Executive has had access during his employment, (b) all confidential evaluations, and (c) the confidential use or non-use by the Company of technical or business information in the public domain.

             2.8. Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

             2.9. Good Reason. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (9) hereof:

                  (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                  (2) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of notice thereof;

                  (3) a termination or reduction, without consent, of the facilities (including office space and general location) and staff reporting available to the Executive;

                  (4) the Company's requiring the Executive to be based at any office or location more than 30 miles from that location at which he performed his services for the Company immediately prior to the Change in Control, except for (x) travel reasonably required in the performance of the Executive's responsibilities and (y) any relocation as to which the Executive has consented in writing;

                  (5) the failure by the Company to provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

                  (6) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty days;

                  (7) any material breach by the Company of any provision of this Agreement;

                  (8) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                  (9) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in
        Section 9 hereof.

               (b) Any event or condition described in Section 2.9(a)(1) through (9) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a third party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

               (c) The Executive's right to terminate his employment pursuant to this Section 2.9 shall not be affected by his incapacity due to a Disability.

             2.10. Notice of Termination. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

             2.11. Pro Rata Bonus. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the Company's fiscal year in which Executive's employment terminates through the Termination Date and the denominator of which is 365.

             2.12. Successors and Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

             2.13. Termination Date. For purposes of this Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, (b) in the case of Good Reason, the last day of his employment, and (b) in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.

          3. Termination of Employment. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twenty-four months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

             3.1. If the Executive's employment with the Company shall be terminated (a) by the Company for Cause or Disability, (b) by reason of the Executive's death, or (c) by the Executive other than for Good Reason and other than during the 30 day period commencing on the first anniversary of the date of the occurrence of a Change in Control (the "Window Period"), the Company shall pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

             3.2. If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1 or during the Window Period, the Executive shall be entitled to the following:

               (a) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus.

               (b) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three times the sum of (1) the Base Amount and (2) the Bonus Amount.

               (c) the Company shall maintain for the benefit of the Executive and his spouse and any dependents, at the expense of the Company and at no additional cost to the Executive, for 36 months from the Termination Date, all Executive benefit programs and arrangements, including but not limited to health insurance, including employee medical plan benefits, group life insurance, individual life insurance coverage, accidental death and dismemberment coverage, long term disability coverage, and other fringe benefits or benefit plans generally afforded other executive officers of the Company. If any such coverage cannot be maintained because of requirements of the insurance or other companies providing such benefits, the Company shall provide and pay for alternative coverage providing essentially identical benefits at no additional cost to the Executive. The above period is to be in addition to that period of time that the Executive may elect COBRA coverage under such applicable benefit plans. In this regard, it is the specific agreement of the parties that those benefits which are typically available under COBRA coverage, at the expense of the Executive, will be available to the Executive at his expense for a period of 18 months following the expiration of the 36 months listed above, even though COBRA coverage might otherwise be unavailable as provided by law.

               (d) the Company shall make available at its expense for the Executive's use for 36 months following the Termination Date, a company vehicle of a make and model in accordance with the vehicle policy in effect as of the date of the Change in Control.

               (e) the Executive will likely be required to employ a reputable national executive career transition agency to assist him in locating and securing suitable employment opportunities. To compensate the Executive for the costs which he will likely incur, the Company will pay to the Executive at the time of termination an amount equal to $30,000. The Executive will be responsible for any and all expenses in pursuing an executive level employment or job opportunity search and the Company shall have no other or further obligations to the Executive except as otherwise provided in this Agreement.

               (f) The Company shall pay the Executive a lump sum payment in an amount equal to difference between the present values of (1) the Executive's retirement benefit under the Company Retirement Plan (the "Retirement Plan"), determined on the date of termination as if the Executive were credited with an additional three Years of Credited Service (as such term is defined in the Retirement Plan) and annual compensation continued at the same rate as in effect on the CIC Date under the Retirement Plan and (2) the Executive's retirement benefit under the Retirement Plan, determined on the date of termination based on the Executive's actual Years of Credited Service under the Retirement Plan.

               (g) the Company shall provide the Executive with reasonable secretarial assistance, a voice mailbox, a laptop computer, an email account and a mail drop service for 36 months following the Termination Date to allow the Executive to initiate and continue his job search as though he were still actively employed by the Company, and actively handling Company matters.

             3.3. (a) The amounts provided for in Sections 3.1 and 3.2(a),
   (b), (e) and (f) shall be paid in a single lump sum cash payment within five days after the Executive's Termination Date (or earlier, if required by applicable law).

               (b) In the event that the Executive is a "specified employee" for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") on the Executive's Termination Date, and if the Company determines that the delay is necessary in order to comply with Section 409A(a)(2)(B) of the Code and an Accounting Firm (as defined in Section 6.2) agrees with the Company's determination, payments of benefits upon termination of employment (other than under Section 3.1 and Accrued Compensation under Section 3.2(a)) shall be made (with interest) within ten (10) days following (i) the date that is six months after the Termination Date or (ii) the date of the Executive's death, if earlier.

             3.4. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.2(c).

             3.5. The Executive's entitlement to any other compensation or benefits or any indemnification shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices or any indemnification agreement then in effect.

          4. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

          5. Treatment of Equity Awards. Nothing in this Agreement shall amend or modify the terms of any equity compensation award or grant document that the Executive holds or to which the Executive is a party.

          6. Excise Tax Limitation.

             6.1. Gross-Up Payment. In the event it shall be determined that any payment (other than the payment provided for in this Section) or distribution of any type to or for the benefit of the Executive, by the Company, any of its affiliates, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any income tax, employment tax or Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal, state and local income taxes and employment taxes at the highest marginal rate of federal, state and local income taxation and employment taxation in the calendar year in which the Gross-Up Payment is to be made and/or the calendar year in which the Termination Date occurs, as applicable, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

             6.2. Determination By Accountant. All mathematical determinations, and determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), that are required to be made under this Subsection, including determinations as to whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and amounts relevant to the last sentence of this Subsection shall be made by an independent accounting firm selected by the Executive from among the four largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive by no later than ten days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with an opinion reasonably acceptable to the Executive and the Company that no Excise Tax is payable (including the reasons therefor) and that he has substantial authority not to report any Excise Tax on his federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within ten (10) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company or the Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including, if reasonable, the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent to make the Executive whole, on an after-tax basis, from the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment. The fees and expenses of the Accounting Firm shall be paid by the Company.

          7. Non-Competition Covenant.

             7.1. The Company desires the Executive to agree not to compete with the Company in the event of the Executive's termination of employment following a Change in Control. The Company is not willing to enter into this Agreement without such a covenant. As additional consideration for the agreement of the Company to make payments to or otherwise compensate the Executive under this Agreement, the Company has required the Executive to give a Non-Competition Covenant. The Company may not waive the non-competition obligations in this Section and be relieved of any of its other obligations under this Agreement.

             7.2. In the event of a Change in Control, for the eighteen-month period following the termination of the Executive's employment with the Company for any reason, the Executive shall not, without the prior written consent of the Board, which consent may be withheld at the sole, absolute and uncontrolled discretion of such Board, engage or participate in, assist or have an interest in, whether as an officer, director, partner, owner, employee or otherwise, the operation, management or conduct of any business or enterprise that engages in the cotton seed breeding, production and marketing process in the same geographical area with any line of business in which the Company is now engaged.

             7.3. Nothing in this Section shall prohibit the Executive from acquiring or holding, for investment purposes only, securities or ownership interest of any entity which may compete directly or indirectly with the Company.

             7.4. Nothing in this Section shall prohibit the Executive from seeking or securing employment with a corporation which has a subsidiary or affiliate whose business activities include cotton seed breeding, production and marketing so long as the Executive's job duties and responsibilities do not require or allow the Executive to directly engage in any activities which would be in violation of this Section, and so long as he does not violate any of his confidentiality obligations to the Company.

             7.5. In the event of a breach of this Agreement by the Executive, the Company may seek injunctive relief to prohibit the Executive from engaging in prohibited competition and/or the Company may initiate legal proceedings to collect actual damages to the Company resulting from such breach. A breach by the Executive shall not allow the Company to terminate its obligations to the Executive under the other provisions of this Agreement.

          8. Confidentiality.

             8.1. The Executive shall use his best efforts and diligence both during and after employment by the Company to protect the confidential, trade secret and/or proprietary character of all Confidential Information. The Executive shall not, directly or indirectly, use (for the Executive or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of the Executive's duties with the Company. The Executive shall promptly deliver to the Company, at the termination of the Executive's employment, or at any other time at the Company's request, without retaining any copies, all documents and other material in the Executive's possession relating, directly or indirectly, to any Confidential Information.

             8.2. Each of the Executive's obligations in this Section 8 shall also apply to the confidential, trade secret and proprietary information learned or acquired by the Executive during his employment from others with whom the Company has a business relationship. The Executive understands that he is not to disclose to the Company, or use for its benefit, any of the confidential, trade secret or proprietary information of others, including any of the Executive's former employers.

             8.3. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          9. Successors; Binding Agreement.

             9.1. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

             9.2. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

          10. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with (i) the dispute and (ii) the Gross-Up Payment whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits), and (b) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clause (a) occurred on or after a Change in Control.

          11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

          12. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

          13. No Guaranteed Employment. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time.

          14. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

          15. Mutual Non-Disparagement. The Executive agrees that it will not make or publish any statement critical of the Company, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of any member of the Company, its affiliates and subsidiaries and their respective officers, directors and employees. The Company, its affiliates and subsidiaries agree and the Company shall use its best efforts to cause their respective executive officers and directors to agree, that they will not make or publish any statement critical of the Executive, or in any way adversely affecting or otherwise maligning the Executive's reputation.

          16. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Delaware.

          18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                   DELTA AND PINE LAND COMPANY

ATTEST:                            By:     /s/ W.T. Jagodinski
       ----------------------           -------------------------------
                                        Name:  W.T. Jagodinski
                                        Title: President and Chief
                                               Executive Officer




                                   By: /s/ Charles R. Dismuke, Jr.
                                       -----------------------------------
                                       Charles R. Dismuke, Jr.